UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2023

ENTRAVISION COMMUNICATIONS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-15997	95-4783236
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2425 Olympic Boulevard Suite 6000 West
Santa Monica, California		90404
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 310 447-3870

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	EVC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Executive Cash Incentive Bonus Plan

On May 12, 2023, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Entravision Communications Corporation (the “Company”), approved the adoption of the Company’s Executive Cash Incentive Bonus Plan (the “Bonus Plan”). Under the Bonus Plan, the Compensation Committee may select key executives of the Company (the “Executives”) to be eligible to receive periodic cash bonuses based on the attainment of corporate and/or individual performance goals established by the Compensation Committee. The participants in the Bonus Plan include each of the Company’s current "named executive officers": Christopher Young, the Company's Interim Chief Executive Officer, Chief Financial Officer and Treasurer; Jeffery Liberman, the Company's President and Chief Operating Officer; Karl Meyer, the Company's Chief Revenue Officer; and Juan Saldívar von Wuthenau, the Company's Chief Digital, Strategy and Accountability Officer.

The foregoing description of the Bonus Plan does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Bonus Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

(e) Executive Severance and Change in Control Plan

On May 12, 2023, the Compensation Committee approved the adoption of the Company's Executive Severance and Change in Control Plan (the “Severance Plan”), in which key executives of the Company that are selected by the Committee participate, subject to their execution of a participation agreement.

The Severance Plan provides that upon a (A) termination by the Company other than for “cause” or (B) resignation for “good reason”, as each term is defined in the Severance Plan, in each case outside of the “change in control period” (i.e., the period starting three months prior to, and ending two years after, a “change in control,” as defined in the Severance Plan), an eligible participant (who will be designated as a Group I executive, Group II executive or Group III executive by the Compensation Committee) will be entitled to receive, subject to the execution and delivery of an effective and irrevocable release of claims in favor of the Company and continued compliance with all applicable restrictive covenants:

•
an amount equal to annual base salary; plus
•
for the Company's Group I executives (which do not include any current employees of the Company), a bonus amount equal to "target bonus", which is the greater of (i) the executive's target annual cash incentive compensation for the then-current year or (ii) the average of the actual cash incentive compensation paid to such executive by the Company over the last two fiscal years (or such lesser time period if the executive has not been an employee of the Company for the last two fiscal years); plus
•
a "pro-rated annual bonus" for the fiscal year in which the termination or resignation occurs, determined based on actual Company performance for such fiscal year and multiplied by a fraction equal to (ii) the number of days during such fiscal year prior to the executive's termination or resignation divided by (ii) 365; plus
•
immediate acceleration of all time-based equity awards that would have vested or become non-forfeitable during the 12-month period following the executive's termination or resignation date if the executive had remained employed during such period; plus
•
an amount equal to the monthly employer contribution, based on the premiums as of the date of termination, that the Company would have made to provide health insurance for the applicable executive if he or she had remained employed by the Company for up to 12 months.

The Severance Plan also provides that upon a (A) termination by the Company other than for cause or (B) resignation for good reason, in each case within the change in control period, an eligible participant will be entitled to receive, in lieu of the payments and benefits above and subject to the execution and delivery of an effective and irrevocable release of claims in favor of the Company and continued compliance with all applicable restrictive covenants:

•
an amount equal to 1.5 times annual base salary for the Company's Group I executives and annual base salary for the Company's Group II executives (which includes each of the named executive officers) and Group III executives; plus
•
an amount equal to 1.5 times target bonus for the Company's Group I executives and target bonus for the Company's Group II executives; plus
•
pro-rated annual bonus; plus
•
immediate acceleration of all time-based equity awards; plus
•
an amount equal to the monthly employer contribution, based on the premiums as of the date of termination, that the Company would have made to provide health insurance for the applicable executive if he or she had remained employed by the Company for up to 18 months for the Company's Group I executives and 12 months for the Company's Group II and Group III executives.

The foregoing description of the Severance Plan does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Severance Plan, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

(e) Executive Compensation Letter and Participation Agreement with Christopher Young

On May 12, 2023, the Company entered into an executive compensation letter agreement with Mr. Young (the "Young Compensation Letter"), pursuant to which he will continue to serve as the Company’s Interim Chief Executive Officer, Chief Financial Officer and Treasurer. This agreement, effective as of May 12, 2023, replaces an employment agreement with Mr. Young, which agreement was entered into effective as of January 1, 2022. The Young Compensation Agreement provides for compensation on substantially similar terms as Mr. Young’s prior employment agreement, including an initial base salary of $670,000 per year. Mr. Young is eligible to receive an annual bonus in a target amount equal to 60% of Executive’s base salary, determined in accordance with the Bonus Plan, and is also eligible for equity incentive grants under the Company’s equity incentive plans.

Additionally, on May 12, 2023, the Company entered into a participation agreement with Mr. Young (the "Young Participation Agreement"), pursuant to which Mr. Young agrees to participate in the Severance Plan as a Group II executive.

The foregoing descriptions do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Young Compensation Letter and the Young Participation Agreement, copies of which are attached hereto as Exhibit 10.3 and Exhibit 10.4, respectively, and incorporated herein by reference.

(e) Executive Compensation Letter and Participation Agreement with Jeffery Liberman

On May 11, 2023, the Company entered into an executive compensation letter agreement with Mr. Liberman (the "Liberman Compensation Letter"), pursuant to which he will continue to serve as the Company’s President and Chief Operating Officer. This agreement, effective as of May 12, 2023, replaces an employment agreement with Mr. Liberman, which agreement was entered into effective as of March 1, 2020 and amended effective as of March 1, 2023. The Liberman Compensation Agreement provides for compensation on substantially similar terms as Mr. Liberman's prior employment agreement, including an initial base salary of $750,000 per year. Mr. Liberman is eligible to receive an annual bonus in a target amount equal to 60% of Executive’s base salary, determined in accordance with the Bonus Plan, and is also eligible for equity incentive grants under the Company’s equity incentive plans.

Additionally, on May 14, 2023, the Company entered into a participation agreement with Mr. Liberman (the "Liberman Participation Agreement"), pursuant to which Mr. Liberman agrees to participate in the Severance Plan as a Group II executive.

The foregoing descriptions do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Liberman Compensation Letter and the Liberman Participation Agreement, copies of which are attached hereto as Exhibit 10.5 and Exhibit 10.6, respectively, and incorporated herein by reference.

(e) Executive Compensation Letter and Participation Agreement with Karl Meyer

On May 14, 2023, the Company entered into an executive compensation letter agreement with Mr. Meyer (the "Meyer Compensation Letter"), pursuant to which he will continue to serve as the Company’s Chief Revenue Officer. This agreement, effective as of May 12, 2023, replaces an employment agreement with Mr. Meyer, which agreement was entered into effective as of May 1, 2022. The Meyer Compensation Agreement provides for compensation on substantially similar terms as Mr. Meyer's prior employment agreement, including an initial base salary of $628,300 per year. Mr. Meyer is eligible to receive an annual bonus in a target amount equal to 60% of Executive’s base salary, determined in accordance with the Bonus Plan, and is also eligible for equity incentive grants under the Company’s equity incentive plans.

Additionally, on May 14, 2023, the Company entered into a participation agreement with Mr. Meyer (the "Meyer Participation Agreement"), pursuant to which Mr. Meyer agrees to participate in the Severance Plan as a Group II executive.

The foregoing descriptions do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Meyer Compensation Letter and the Meyer Participation Agreement, copies of which are attached hereto as Exhibit 10.7 and Exhibit 10.8, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(e) Exhibits.

10.1 †	Executive Cash Incentive Bonus Plan

10.2 †	Entravision Communications Corporation Executive Severance and Change in Control Plan

10.3 †	Executive Compensation Letter Agreement effective as of May 12, 2023 by and between the Company and Christopher Young

10.4 †	Participation Agreement effective as of May 12, 2023 by and between the Company and Christopher Young

10.5 †	Executive Compensation Letter Agreement effective as of May 12, 2023 by and between the Company and Jeffery Liberman

10.6 †	Participation Agreement effective as of May 14, 2023 by and between the Company and Jeffery Liberman

10.7 †	Executive Compensation Letter Agreement effective as of May 12, 2023 by and between the Company and Karl Meyer

10.8 †	Participation Agreement effective as of May 14, 2023 by and between the Company and Karl Meyer

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† Management contract or compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entravision Communications Corporation

Date:	May 17, 2023	By:	/s/ Christopher Young
Christopher Young Interim Chief Executive Officer, Chief Financial Officer and Treasurer